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                                                                    EXHIBTI 16.1



September 15, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:


We have read the statements made by drkoop.com, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated September 15, 2000. We agree with the statements concerning our Firm in such Form 8-K.



Very truly yours,



PricewaterhouseCoopers LLP